EXHIBIT 10.01

SEPARATION AGREEMENT AND MUTUAL RELEASE

This Separation Agreement and Mutual Release (“Agreement”) is entered into as of May 1, 2009, between FormFactor, Inc. (the “Company”) and Dr. Igor Khandros (the “Executive”).

WHEREAS, Executive has retired as an employee and as Executive Chairman and member of the Board of Directors of the Company (the “Board”) as of the above date and such retirement was voluntary on the part of Executive and was not the result of a disagreement with the Company on any matters relating to the Company’s operations, policies or practices;

NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties agree as follows:

1.                                       Equity Awards. Upon the Effective Date and in connection with Executive’s retirement and in consideration of his release hereunder, (i) 75,000 unvested stock options granted by Company then held by Executive with an exercise price of $19.36 shall fully vest and (ii) all fully vested unexercised stock options then held by Executive shall remain outstanding and exercisable until the earlier of (1) May 1, 2014 or (2) the expiration term of the applicable stock option as noted below:

Grant Date	Exercise Price	Vested \ Exercisable (#)		Original Expiration Date	New Exercise Expiration Date
6/11/2003	$14.00	104,228		5/10/2013	5/10/2013
8/14/2003	$19.50	5,128		5/16/2014	5/1/2014
8/14/2003	$19.50	5,128		2/20/2015	5/1/2014
8/14/2003	$19.50	94,872		5/10/2013	5/10/2013
8/14/2003	$19.50	24,872		5/10/2013	5/10/2013
2/15/2005	$23.56	58,000		5/10/2013	5/10/2013
11/4/2005	$25.39	100,000		5/10/2013	5/10/2013
2/20/2008	$19.36	100,000	*	2/20/2015	5/1/2014

*Accelerated vesting as noted above.

The stock options noted below shall remain subject to their original terms and conditions and their vesting shall not be accelerated nor their exercise period be extended.

Grant Date	Exercise Price	Vested \ Exercisable (#)	Original Expiration Date	Exercise Expiration Date
5/11/2006	$39.84	65,770	5/10/2013	8/1/2009
5/16/2007	$41.39	25,000	5/16/2014	8/1/2009

2.                                       Return of Material.  Upon the Company’s request, Executive will deliver to the Company all of the Company’s property or confidential information that Executive may have in Executive’s possession or control.

3.                                       Non-Disparagement.  Company and Executive agree not to disparage the other party to any individual, organization or entity.

4.                                       Amendment. No provision of this Agreement may be changed or waived except by an agreement in writing signed by the party against whom enforcement of any such waiver or change is sought.

5.                                       Arbitration.  The parties agree that any controversy involving the construction or application of any terms, covenants or conditions of this Agreement, or any claims arising out of or relating to this Agreement or the breach thereof, with the exception of claims relating to violation of Company’s confidentiality agreement, will be submitted to and settled by final and binding arbitration, pursuant to the Federal Arbitration Act, in Alameda County, California before a single neutral arbitrator selected by the parties. The Company shall pay the cost and expenses of such arbitration.  Each side will bear its own attorneys’ fees in any such arbitration, and the arbitrator shall not have authority to award attorneys’ fees unless a statutory section at issue in the dispute authorizes the award of attorneys’ fees to the prevailing party, in which case the arbitrator has the authority to make such award as permitted by the statute in question.  Company shall be unconditionally responsible for all fees and costs of the arbitrator.

6.                                       Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to its conflict of laws principles.

7.                                       Entire Agreement. This Agreement contains all of the agreements, conditions, promises and covenants between the parties with respect to the subject matter hereof and supersedes all prior or contemporaneous agreements, representations, arrangements or understandings, whether written or oral, with respect to the subject matter hereof.

8.                                       Counterparts. This Agreement may be executed in one or more counterparts, all of which shall constitute one agreement.

9.                                       Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of Company (including its direct and indirect subsidiaries) and its successors and assigns. This Agreement may not be assigned by Executive.

10.                                 Release of Executive.  In exchange for Executive’s promises set forth herein, all of which are good and valuable consideration, the Company agrees to and does hereby release and forever discharge Executive from any rights, claims, actions and demands it has against Executive as a result of, or arising out of Executive’s prior employment as an employee, or service as an officer or director of the Company, and from any and all other rights, claims, actions, demands, causes of action, obligations, attorneys’ fees, costs, damages, and liabilities of whatever kind or nature, in law or in equity that are known to the Company and accruing to it as of the above date of this Agreement including but not limited to any claims it may have under any other federal, state or local Constitution, Statute, Ordinance and/or Regulation and/or those arising under common law including but not limited to tort, express and/or implied contract and/or implied contract, arising out of or, in any way, related to Executive’s prior relationship with the Company.  Claims not released include claims the Company may have in connection with Executive’s conviction of securities fraud or his violation of the Sarbanes-Oxley Act of 2002 for acts occurring while he was an employee of the Company for which the Company is not permitted to indemnify Executive.

11.                                 Executive’s Release of Claims. In exchange for the Company’s promises set forth herein, all of which are good and valuable consideration, Executive hereby releases and forever discharges the Company of and from any and all rights, claims, actions, demands, causes of action, obligations, attorneys’ fees, costs, damages, and liabilities of whatever kind or nature, in law or in equity, known to Executive (“Claims”), accruing to him as of the above date of this Agreement, that he has ever had, arising out of or, in any way, related to Executive’s previous relationship with the Company, including but not limited to Claims based on and/or arising under Title VII of the Civil Rights Act of 1964, as amended, The Americans with Disabilities Act, The Family Medical Leave Act, The Equal Pay Act, The Employee Retirement Income Security Act, The Fair Labor Standards Act, and/or the California Fair Employment and Housing Act; The California Constitution, The California Government Code, The California Labor Code, The Industrial Welfare Commission’s Orders and any and all other Claims he may have under any other federal, state or local Constitution, Statute, Ordinance and/or Regulation; and all other Claims arising under common law including but not limited to tort, express and/or implied contract and/or quasi-contract, arising out of or, in any way, related to Executive’s previous relationship with the Company, excepting his rights under Section 21 of the Consulting Agreement between the parties hereto.  Furthermore, Executive acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 (“ADEA”), as amended, and that this waiver and release is knowing and voluntary.  Claims not released include claims Executive may have against the Company for indemnification, and/or advancement of expenses for defense, by the Company under the Company’s certificate of incorporation, by-laws, indemnification agreements currently in effect or under applicable law, for actions of Executive while an employee, officer or director of the Company as provided in the consulting Agreement.  Executive acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Executive was already entitled.  Executive further acknowledges that he has been advised by this writing that:

(a)  he should consult with an attorney prior to executing this Agreement;

(b)  he has at least twenty-one (21) days within which to consider this Agreement;

(c)  he has up to seven (7) days following the execution of this Agreement by the parties to revoke the Agreement; and

(d)  this Agreement shall not be effective until the revocation period has expired (the “Effective Date”).

Executive has read Section 1542 of the Civil Code of the State of California, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Executive understands that he is not releasing any claims that are not known by him.

12.                                 No Representations. Each party represents that it has had the opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement.  Neither party has relied upon any representations or statements made by the other party hereto which are not specifically set forth in this Agreement.

IN WITNESS WHEREOF, the parties have set their hands hereto.

FORMFACTOR, INC.		EXECUTIVE

By:	/s/ JAMES A. PRESTRIDGE	/s/ DR. IGOR KHANDROS
	James A. Prestridge	Dr. Igor Khandros

Title:	Chairman of the Board